UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 17, 2010

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1971 Old Cuthbert Road Cherry Hill, New Jersey	08034
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (856) 354-0707

EFOODSAFETY.COM, INC.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 17, 2010, the Registrant accepted the resignation from Martin Schmieg as the Registrant's Chairman of the Board of Directors and Chief Executive Officer. Effective as of the same date, to fill the vacancies created by Mr. Schmieg's resignations, the Board of Directors appointed Patricia Gruden, the Registrant’s former Chairman, President, Chief Executive Officer and Chief Financial Officer, as the Registrant’s Interim Chairman of the Board of Directors, Interim Chief Executive Officer and Interim President.

Biographical Information for Patricia Gruden

Patricia Gruden, Interim Chairman of the Board of Directors, Interim Chief Executive Officer and Interim President.  Mrs. Gruden served as President, Chief Executive Officer and Chief Financial Officer of Nuvilex, Inc. from August 2005 to March 2009 and a member of the Board of Directors from October 2000 to March 2009. Mrs. Gruden has extensive business experience in operations, training, finance, management, expansion of start-up and growth companies, and lobbying. Mrs. Gruden has been selected as one of the ten most influential women in the transportation and travel industry in Arizona and has been honored by Athena as one of the 100 most influential women in Arizona. Mrs. Gruden was also elected the first woman President of a Chamber of Commerce in Arizona and had been selected to represent Arizona at the White House Conference for Small Business.

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

 NUVILEX, INC.

              (Registrant)

Date: September 21,  2010

/s/ Patricia Gruden

Patricia Gruden

Interim Chief Executive Officer